A SERVICE AGREEMENT


                          -----------------------------


                                  in respect of

                               ROBERT JOHN DAVIES

                                       and

                          EAST MIDLANDS ELECTRICITY plc


                                 Amendment No. 4

                              dated 2 December 1995


                          -----------------------------


In accordance with Clause 6.2 of the Service Agreement in respect of Robert John Davies and East Midlands Electricity plc ("the Company") dated 17 February 1994, the Remuneration and Nomination Committee reviewed the salary payable under Clause 6.1 and approved an increase of salary from (pound)161,200 per annum to (pound)166,100 per annum with effect from 1 December 1995.

Therefore, Clause 6.1 shall be deemed to be amended accordingly in respect of the year from 1 December 1995 to 30 November 1996.

Save as amended, the Service Agreement shall continue in full force and effect and this Amendment and the Service Agreement shall be read and construed together.



/s/  J G M CAMPBELL
-------------------------------------
J G M Campbell
Secretary
Remuneration and Nomination Committee

                                                            [LOGO] East Midlands
                                                                   Electricity


                        Our ref                    398 Coppice Road Arnold
                        Your ref                   Nottingham NG5 7HX
                                                   Tel (0115)926 9711 or
                                                       (0115)962 0033
                                                   Fax (0115)967 0403
PERSONAL
R J Davies Esq
Netherwood
Shut Lane Head
Butterton
NEWCASTLE-UNDER-LYME
Staffs
ST5 4DS


                                                                 6 December 1994


The purpose of this letter is to record the amendments which have been agreed between us to your service contract dated 17 February 1994 with East Midlands Electricity plc ("the Company") as amended by an agreement dated 29 July 1994.

We have  agreed  that the service  contract  will be amended as follows:

     Normal Retirement Age

1. By the deletion of the definition of "Normal Retirement Age" and its replacement by the following new definition:

     "Normal Retirement Age

     The age of 60."

     Termination of Appointment

2. By the deletion of Clause 2.2 and its replacement by the following new Clauses 2.2 to 2.4:

     "2.2 The Appointment shall (subject to earlier termination as otherwise provided in this Agreement) be for a period starting on or with effect from the Commencement Date and continuing unless and until terminated by the Company giving to the Appointee not less than two years' notice in writing or by the Appointee giving to the Company not less than one year's notice in writing. The Company reserves

2


6 December 1994

R J Davies Esq


             the right to terminate the Appointment at any time by paying to the Appointee a sum equal to the basic salary that would have been payable under Clause 6.1 over the two year notice period, assuming that salary had continued to be paid at the same rate as immediately prior to the date of termination.

     2.3 If the Appointment is terminated by the Company (or the Appointee leaves employment in circumstances where he is entitled to treat himself as being constructively dismissed) otherwise than in accordance with Clause 2.2 and in circumstances when the Company is not entitled to terminate the Appointment under any other provision of this Agreement, then the Company shall pay to the Appointee by way of liquidated damages a sum equal to 1.5 times the Appointee's basic salary under Clause 6.1, assuming that salary had continued to be paid at the same rate as immediately prior to the date of termination. Any such payment of liquidated damages shall be in full and final settlement of all and any claims (whether contractual, statutory or otherwise) which the Appointee may have arising out of termination of the Appointment or his ceasing to hold the office of director of the Company or any Associated Company.

     2.4 Any payment made under this Clause 2 shall have PAYE tax and national insurance contributions deducted at source."

     and by the consequential renumbering of Clauses 2.3 and 2.4 as Clauses 2.5 and 2.6 respectively.

     Bonus Arrangements

3. By the deletion of the existing Clause 6.3 and its replacement by the following new Clause 6.3:

     "6.3 The Appointee may in respect of any financial year of the Company be paid a performance-related bonus in addition to the salary referred to in Clause 6.1 if the Board in its absolute discretion so determines in respect of that year. Any such bonus shall be payable to the Appointee only if the Appointment continues for the whole of the financial year in question. For the avoidance of doubt the parties expressly agree that the Appointee has no contractual entitlement to participate in or to continue to participate in or to receive a payment from any particular bonus scheme whether or not expressed to apply to employees at the same or similar level of employment as the Appointee and/or performing the same or similar duties and payment of a bonus in any one or more years shall not create any entitlement for the Appointee to be paid any bonus in any subsequent years notwithstanding the payment of a bonus in any subsequent years to any other employees

3

6 December 1994

R J Davies Esq


             whatsoever under the same or any other bonus scheme. Where the Appointee does participate in a bonus scheme he shall do so subject to the foregoing and on the terms and conditions contained in the Rules of such scheme, as amended from time to time. Copies of the Rules of any such scheme in which the Appointee so participates will be provided to him by the Company Secretary on request."

     Health Insurance etc

4. By the deletion of Clause 7.3 and its replacement by the following new Clause 7.3:

     "7.3 The Company will maintain private health insurance for the Appointee, the Appointee's spouse and the Appointee's children under the age of 21 during the Appointment in accordance with the terms of, and subject to the conditions and exclusions contained in, the Company's private health insurance scheme (as replaced or amended from time to time). The Company currently provides cover under Band C of the PPP Premier Healthcare Scheme. Details of the terms and conditions of the scheme operated by the Company at any time may be obtained from the Company Secretary."


     Termination

5. By the deletion of Clause 14.2(b) and its replacement by the following new Clause 14.2 (b):

     "(b) if the Company at any time terminates the Appointment in circumstances when it is not entitled so to do under this Agreement, the provisions of Clause 2.3 shall apply."

6.   By the deletion of Clause 14.5 and the consequential renumbering of Clauses
     14.6 and 14.7.

     Incapacity

7. By the deletion of Clause 15.2 and its replacement by the following new Clause 15.2:

     "15.2 The Appointee will, subject to compliance with Clause 15.1 and Clause 14, be entitled to payment of salary at the full basic rate (less any social security benefit or any other benefit payable under any disability, permanent health insurance scheme or similar arrangement to which the Company contributes or which is maintained by the Company for the benefit of the Appointee) during any periods

4

6 December 1994

R J Davies Esq


             of absence from work as a result of sickness or injury up to a maximum of 12 consecutive months but the Appointee will not be entitled to any payment of salary during any absence in excess of 12 months unless agreed by the Board."

If there are any points regarding the content of this letter which you wish to discuss, please do not hesitate to contact the Company Secretary in the first instance.

I would be grateful if you could sign the attached copy of this letter and return it to me to confirm your agreement to these amendments.


       Yours sincerely


       A N R RUDD
       Chairman



I confirm my agreement to the amendments as set out in Mr A N R Rudds letter to me of 6 December 1994.



/s/  R J DAVIES                                             10/1/1995
----------------------
R J Davies

                              DATED 29th July 1994


                         EAST MIDLANDS ELECTRICITY plc


                                     - and -


                               ROBERT J DAVIES ESQ


                         -----------------------------

                                    AGREEMENT
                                    amending
                               A SERVICE AGREEMENT
                             DATED 17 FEBRUARY 1994

                         -----------------------------

THIS AGREEMENT is made the 29th day of July 1994
BETWEEN:


(1) EAST MIDLANDS ELECTRICITY plc whose registered office is at 398 Coppice Road, Arnold, Nottingham NG5 7HX ("Company"); and


(2) ROBERT JOHN DAVIES of Netherwood, Shut Lane Head, Butterton, Newcastle under Lyme, Staffordshire ST5 4DS ("Appointee")


AMENDING a Service Agreement dated 17 February 1994 between the Company and the Appointee ("the Service Agreement").


WHEREBY IT IS AGREED as follows:

1.   DEFINITIONS

     Words and expressions used in this Agreement shall have the same meanings as are ascribed to them in the Service Agreement.

2.   APPOINTMENT

2.1  Clause 2.2 of the Service Agreement is hereby deleted.


2.2  The following new Clause 2.2. is hereby substituted therefor:

     "2.2 The Appointment shall (subject to earlier termination as otherwise provided in this Agreement) be for a period starting on or with effect from the Commencement Date and continuing until terminated by the Company giving to the Appointee not less than 24 months written notice of termination at any time or by the Appointee giving to the Company not less than 6 months written notice of termination at any time

             PROVIDED ALWAYS THAT the Appointee will be offered a Service Agreement on terms no less favourable than those offered to the other Executive Directors by no later than 31 December 1994 to the extent, if any, that such terms are more favourable."

3.   CONTINUITY OF AGREEMENTS

             Save as amended by this Agreement, the Service Agreement shall continue in full force and effect and this Agreement and the Service Agreement shall be read and construed together.


IN WITNESS whereof this Agreement has been executed as a Deed the day and year first before written.


EXECUTED as a Deed by      )
the said ROBERT JOHN DAVIES)       /s/  [ILLEGIBLE]
 in the presence of        )

                             DATED 17 February 1994


                          EAST MIDLANDS ELECTRICITY plc


                                     - and -


                               ROBERT J DAVIES ESQ



                                -----------------

                                SERVICE AGREEMENT

                                -----------------

THIS AGREEMENT is made on the 17th day of February 1994
BETWEEN:

(1) EAST MIDLANDS ELECTRICITY plc (Company Number 2366923) whose registered office is at 398 Coppice Road Arnold Nottingham NG5 7HX ("Company"); and

(2) ROBERT JOHN DAVIES of Netherwood, Shut Lane Head, Butterton, Newcastle under Lyme, Staffordshire ST5 4DS ("Appointee").

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  The  following  definitions  apply  in  this  Agreement:

"Agreement"

This agreement including the Schedule to it.

"Appointment"

The appointment of the Appointee under Clause 2.1.

"Associated Company"

Any body corporate which is for the time being:


     (a)  a Subsidiary of the Company; or

     (b)  a Holding Company or a Subsidiary of a Holding Company of the Company;
          or

     (c) a body corporate of which any one or more of the Company and any bodies corporate within sub-clauses (a) or (b) of this definition beneficially own at least 20% in nominal value of any class of equity share capital (within the meaning of Section 744 Companies Act 1985) carrying the right to vote in all circumstances at general meetings.

"Board"

The board of directors of the Company as from time to time constituted.

"Car"

A motor car of an age and type considered appropriate by the Company for use by the Appointee in the course of the Appointee's duties.

"Commencement Date"

1 February 1994

"the Date of Termination"

The date upon which the Appointment terminates whether as a result of the Company's breach or for any other reason and whether such breach is repudiatory or otherwise.

"Group"

The Company and all Associated Companies.

"Holding Company"

As defined in Section 736 Companies Act 1985.

"Normal Retirement Age"

The age of 63 or such other age over 63 but not exceeding 65 as the Board or the Remuneration and Nomination Committee may specify in writing from time to time during the Appointment.

"Remuneration and Nomination Committee"

The Committee of the Board bearing that name or, if there is no committee with such name, such other committee as shall from time to time be delegated responsibility by the Board for determining the emoluments of directors and associate directors of the Company.

"Subsidiary"

As defined in Section 736 Companies Act 1985.

1.2 Any reference in this Agreement to any statute or statutory provision shall (except in Clause 1.1 where it means that statute or statutory provision as amended extended or re-enacted at the date of this Agreement) be construed as including a reference to that statute or statutory provision as from time to time amended extended or re-enacted whether before or after the date of this Agreement and to all statutory instruments orders and regulations for the time being made pursuant to it or deriving validity from it.

1.3 Except so far as the context otherwise requires words denoting the singular include the plural and vice versa and words denoting any one gender include all genders and words denoting persons include bodies corporate unincorporate associations and partnerships as well as individuals.

1.4 Unless otherwise stated references to clauses and sub-clauses of and the Schedule to this Agreement relate to the clauses and sub-clauses of and the Schedule to this Agreement.

1.5 Clause headings do not affect the interpretation of this Agreement.

2. APPOINTMENT

2.1 The Company employs the Appointee as Finance Director upon the following terms. The Company reserves the right to alter the Appointee's job title and/or function consistent with his existing status.

2.2 The Appointment shall (subject to earlier termination as otherwise provided in this Agreement) be for a period starting on or with effect from the Commencement Date and continuing until 31 January 1996. The Appointee's appointment hereunder will be reviewed by no later than 31 July 1994 and subject to satisfactory performance will be extended to 31 July 1996 PROVIDED ALWAYS THAT if the Appointee's appointment is so extended the Appointee will be offered a contract on terms no less favourable than those offered to the other Executive Directors by no later than 31 December 1994.

2.3 The Appointee's period of continuous employment with the Company shall be deemed to have begun on 1 February 1994.

2.4 The Company shall have the right to make the services of the Appointee available to Associated Companies and to third parties and the Appointee shall co-operate fully and follow all lawful directions and instructions from such Associated Companies and/or third parties consistent with his existing status.

3. DUTIES

The Appointee undertakes and agrees with the Company that the Appointee shall:

3.1 work such hours as are necessary or desirable for the successful performance of the Appointee's duties without additional remuneration for any hours worked outside normal business hours;

3.2 devote the whole of the Appointee's time during the hours of work stipulated in Clause 3.1 to the duties of the Appointment;

3.3 use the Appointee's utmost endeavours to promote the business and interests of the Company and its Associated Companies;

3.4 render the services of the Appointee in a professional and workmanlike manner in willing co-operation with others;

3.5 diligently perform the duties and exercise the powers in relation to the Company and its Associated Companies and third parties that are from time to time assigned to or vested in the Appointee by or under the authority of the Board consistent with his existing status either alone or jointly with any other person appointed for such purpose by the Board;

3.6 obey all reasonable and lawful directions given to the Appointee by or under the authority of the Board;

3.7 whenever required to do so by the Board give an account to the Board of all matters relating to the Company or any Associated Company for which the Appointee is responsible;

3.8 attend such courses of training or personal development as the Company may require;

3.9 not during the Appointment except with the prior written consent of the Board be directly or indirectly engaged or interested in any other business whatsoever whether on the Appointee's own account or in partnership with any other person or persons or as employee consultant agent or director of any other person except that the Appointee may hold or be interested in listed investments not representing more than 5% in nominal amount of the issued investment of any class of any company which are listed on any recognised stock exchange anywhere in the world.

4. OFFICES

4.1 The Appointee agrees that the Appointee shall if requested by the Company become and remain a director of any Associated Company as the Board may from time to time require. The Appointee will not voluntarily resign from any such directorship without the prior written consent of the Board otherwise than by reason of rotation if required by the Articles of Association of the Company or relevant Associated Company nor do or refrain from doing anything that would lead to the Appointee being prevented from holding the office of director.

4.2 The Appointee shall at the request of the Board at any time (whether during or after the Appointment) resign without compensation any directorship or other office held by the Appointee in any Associated Company and should the Appointee fail to do so the Company is irrevocably authorised to appoint any person to sign the appropriate resignation documents and take any other action necessary for this purpose in the name and on behalf of the Appointee.

                                                            [LOGO] East Midlands
                                                                   Electricity


From the Company Secretary and Solictor      Our ref     398 Coppice Road Arnold
                                             Your ref    Nottingham NG5 7HX
                                                         Tel (0l15) 926 9711 or
                                                             (0115) 962 0033
                                                         Fax (0115) 927 0459


                                                     Direct Dial (0115) 935 8054

     Mr R J Davies



In accordance with Clause 6.2 of this Agreement the Remuneration and Nomination Committee reviewed the salary payable under Clause 6.1 and approved an increase of salary from (pound)158,000 per annum to (pound)161,200 per annum with effect from 1 December 1994.

4.3 In the event of the Appointee being removed from office as a director of the Company during the Appointment (on grounds insufficient to justify termination of the Appointment) by any resolution of a general meeting of the Board or the Company or not being re-elected after retiring by rotation pursuant to the Articles of Association of the Company the Appointment shall automatically terminate but the Appointee shall be entitled to damages for breach of this Agreement unless at the time of such termination the Company was entitled to terminate the Appointment under any provision of this Agreement.

5. PLACE OF WORK

5.1 The Appointee shall work at arid travel to such places in the UK or elsewhere as the Board may from time to time determine for the purpose of the Appointment.

5.2 Notwithstanding any other provisions of this Agreement, the Company may at its sole discretion require the Appointee not to attend at the Company's premises during the Appointment and may choose not to allocate any duties to the Appointee.

6. SALARY

6.1 The Company shall pay to the Appointee during the continuance of the Appointment a salary at the rate of (pound)158,000 per annum (or such higher rate as may from time to time be agreed or determined by the Company and notified in writing to the Appointee). The salary shall accrue from day to day and shall be payable in arrear by equal monthly instalments on or before the last working day of each month. The salary shall be inclusive of any fees to which the Appointee may be or may become entitled as a director of the Company or any Associated Company.

6.2 The salary referred to in Clause 6.1 shall be reviewed at least once a year by the Remuneration and Nomination Committee.

6.3 The Appointee may in respect of any financial year of the Company be paid a performance-related bonus in addition to the salary referred to in Clause 6. 1 if the Board in its absolute discretion so determines in respect of that year. Any such bonus shall be payable to the Appointee only if the Appointment continues for the whole of the financial year in question. For the avoidance of doubt the parties expressly agree that the Appointee has no contractual entitlement to participate in or to continue to participate in or to receive a payment from any particular bonus scheme whether or not expressed to apply to employees at the same or similar level of employment as the Appointee and/or performing the same or similar duties and payment of a bonus in any one or more years shall not create any entitlement for the Appointee to be paid any bonus in any subsequent years notwithstanding the payment of a bonus in any subsequent years to any other employees whatsoever under the same or any other bonus scheme. Where the Appointee does participate in a bonus scheme he shall do so subject to the foregoing and on the terms and conditions contained in the rules of such scheme from time to time amended, a copy of which shall be supplied to the Appointee.

6.4 The Appointee will if so invited by the Remuneration and Nomination Committee in its absolute discretion be eligible to participate in the Company's share option or other employee share schemes (if any) on the terms and conditions contained in the Rules of such schemes from time to time, copies of which are obtainable on application to the Secretary of the Company. The
Appointee hereby agrees and accepts that he shall have no contractual entitlement to participate in or to continue to participate in any such scheme and that the grant, variation or lapse of any option or other right pursuant to such scheme or schemes or the variation or termination of such scheme or schemes shall not constitute or give rise to any claim or right of action against the Company under this Agreement in respect of such grant, lapse, variation or termination.

6.5 The Appointee shall be reimbursed by the Company in respect of all hotel travelling entertaining and other expenses reasonably and properly incurred by the Appointee in carrying out the Appointee's duties under this Agreement and vouched for in the manner required by the Board from time to time. Any credit card supplied to the Appointee by the Company shall be used solely for expenses incurred by the Appointee in the course of the Appointment.

7. PENSION AND OTHER BENEFITS

7. 1 The Appointee will be offered membership of the East Midlands Electricity Pension Plan and will enter into a Deed with the Company covering the Appointee's unfunded unapproved pension benefits. The details of such arrangements are set out in a letter to the Appointee from the Chairman of the Company dated 25 January 1994, a copy of which is attached to this Service Agreement as Appendix I.

7.2 A contracting out certificate is in force in respect of the employment of the Appointee.

7.3 The Company will maintain private health and permanent sickness insurance for the Appointee, the Appointee's spouse and dependent children during the Appointment in accordance with the Company's scheme (as varied from time to time) details of which are available from the Company Secretary.

7.4 The Company shall provide the Appointee with life assurance during the Appointment in accordance with the Company's scheme (as varied from time to time) details of which are available from the Company Secretary.

8. HOLIDAYS

8.1 The Appointee shall be entitled in addition to public holidays to take 30 working days holiday in each holiday year at such times as may be approved by the Board. For the purposes of the Appointment the holiday year shall start on 1 April each year and run to the next following 31 March.

8.2 The Appointee may not without the prior written consent of the Board carry forward any unused part of the Appointee's holiday entitlement to a subsequent holiday year. No payment will be made by the Company during the continuance of the Appointment in lieu of holidays not taken unless the Board at its absolute discretion decides otherwise.

EAST MIDLANDS ELECTRICITY plc

MANAGEMENT CAR SCHEME - LEVEL 1



MAKE AND MODEL

BMW 740i V8 Saloon 4 door

Mercedes Benz S320 Saloon 4 door (5spd)

Jaguar Daimler 1.0 Saloon 4 door


1 May 1994

8.3 On the cessation of the Appointment for any reason the Appointee shall be entitled to a payment in lieu of holiday on a pro rata basis for any holiday not taken which has accrued in the holiday year including the Date of Termination or, if appropriate, the Appointee shall repay to the Company any salary received in respect of holiday taken prior to the Date of Termination in excess of the Appointee's pro rata entitlement in that year.

9. CAR

9.1 During the Appointment the Company shall so long as the Appointee is legally entitled to drive provide the Appointee with a Car for use by the Appointee in the course of the Appointee's duties.

9.2 The Company shall pay the running expenses maintenance costs and outgoings in respect of the Car in accordance with the Company's policy from time to time with regard to the provision of Cars for executives.

9.3 The Appointee shall ensure that the Car is at all times in the state and condition required by law and that it is properly serviced and maintained and that if so required a current test certificate is in force in respect of it.

9.4 The Appointee shall observe and comply with all laws applicable to the use and ownership of the Car.

9.5 The Car shall at all times remain the property of the Company but the Appointee and his spouse and adult children over 18 years shall be allowed private use of the car provided that the Appointee shall be responsible for ensuring that such private use does not invalidate any licence or insurance relating to the Car.

9.6 The Appointee shall not permit the Car to be taken out of the United Kingdom without the prior written consent of the Board.

9.7 On termination of the Appointment for any reason the Appointee shall immediately return the car in good condition to the Company together with the keys and all registration documents.

10. SHARE DEALINGS

The Appointee undertakes that:

10.1 the Appointee shall not deal or become or cease to be interested in any securities of the Company or any Associated Company (namely shares or debentures (whether or not secured) or warrants or options to subscribe for any shares or debentures) unless prior notice of such proposed dealings has been given to the Chairman of the Company or other director(s) appointed for this specific purpose and a written acknowledgement of such notice is received;

10.2 during the periods of two months immediately preceding the announcement of the half yearly and annual results of the Company or any Associated Company together with dividends and distributions to be paid or passed or, if longer, during the periods from the last day of the trading period to which such results relate until the date of such announcement the Appointee shall not purchase any such securities of the Company or any Associated Company nor will the Appointee sell any such securities unless the circumstances are exceptional provided in any event that the provisions of Clause 10.1 above are complied with and the acknowledgement referred to in Clause 10.1 has been obtained;

10.3 the Appointee shall comply with all rules of law relating to dealings by directors in securities and shall use best endeavours to prevent any dealings by the Appointee's spouse and dealings on behalf of any infant child and any other dealings in which for the purposes of the Companies Act 1985 the Appointee is or is to be treated as interested at a time when the Appointee is not free to deal on the basis that Clauses 10.1 and 10.2 are to be regarded as equally applicable to any dealings by the Appointee's spouse and dealings on behalf of any infant child and any other dealings in which for the purposes of the Companies Act 1985 the Appointee is or is to be treated as interested;

10.4 so long as the Company or any Associated Company is a listed company the Appointee shall observe and comply at all times with the Model Code for Securities Transactions by Directors of Listed Companies issued from time to time by the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited.

11. INVENTIONS

If at any time during the continuance of the Appointment the Appointee whether alone or with any other employee of the Company or any Associated Company makes discovers or conceives any invention process technique design or development relating to or capable in the opinion of the Board of use or adaptation for use in connection with any activity of the Company or any Associated Company:

11.1 the same shall be the absolute property of the Company; and

11.2 the Appointee will immediately give full information to the Company as to such invention process technique design or development and the exact mode of working producing using and exploiting the same and also all such explanations and instructions to the Company as may be necessary or useful to enable the Company to obtain the full benefit of them and will at the expense of the Company furnish it with all necessary plans drawings formulae and models applicable to the same and shall at the cost and expense of the Company execute all documents and do all acts and things necessary to enable the Company or its nominees to apply for and obtain protection for such inventions processes techniques designs or developments throughout the world and for vesting the ownership of them in the Company or its nominee provided always that this clause shall take effect subject to any statutory rights of the Appointee. The Appointee irrevocably appoints the Company to be his attorney in his name and on his behalf to execute all documents and do all things necessary and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

12. CONFIDENTIAL INFORMATION

12.1 The Appointee shall not during or at any time after the Appointment
(except as authorised by the Board or required by the Appointee's duties as Appointee or by law) disclose to any person or use for the Appointee's own benefit or for the benefit of any other person or to the detriment or possible detriment of the Company or any Associated Company any information or material coming to the knowledge of the Appointee in the course of the Appointment belonging to or concerning the Company or any Associated Company or any of its or their customers or suppliers which the Company or any Associated Company is obliged to hold confidential or which the Appointee knows or ought reasonably to know to be confidential.

12.2 On the termination for any reason of the Appointment or the earlier request of the Company the Appointee shall immediately return to the Company all minutes records lists files papers books agreements discs tapes designs drawings and other documents and data of the Company or of any of its Associated Companies then in the Appointee's possession or under the Appointee's control together with any and all notes and memoranda relating to the business of the Company or any of its Associated Companies made or received by the Appointee during the course of the Appointment. The Appointee shall not retain copies of any of the foregoing.

13. GRIEVANCE PROCEDURE

13.1 The Appointee shall observe the disciplinary rules from time to time laid down by the Board for employees generally so far as consistent with the status of the Appointee.

13.2 If the Appointee has any concern or grievance relating to the Appointment he should discuss this with the Chairman of the Company.

14. TERMINATION

14. 1 The Company may without prejudice to any remedy which it may have against the Appointee for breach or non-performance of any of the provisions of this Agreement at any time determine the Appointment by summary notice in writing if the Appointee:

     (a) commits any serious breach or repeats or continues (after warning) any breach of any of the terms of this Agreement or is guilty of any serious neglect in the discharge of the Appointee's duties under this Agreement; or

     (b) is guilty whether or not in the course of the Appointee's employment of gross misconduct or other conduct tending to or likely to bring the Appointee or the Company or any Associated Company into disrepute or otherwise to affect prejudicially the interests of the Company or any Associated Company; or

     (c) has an interim order made under the Insolvency Act 1986 in respect of the Appointee or becomes bankrupt or makes any composition or enters into any deed of arrangement with the Appointee's creditors; or

     (d)  becomes a patient as defined by the Mental Health Act 1983; or

     (e)  is or becomes prevented by law from holding the office of director; or

     (f) without the prior consent of the Board resigns from being a director of the Company or any Associated Company (if so appointed) otherwise than by reason of rotation if required by the Articles of Association of the relevant company.

14.2 Notwithstanding any other provision of this Agreement:

     (a) it is a condition of the Appointment that the Apointee retires on the day on which the Appointee attains the Normal Retirement Age;

     (b) the Company may at any time determine the Appointment for no cause by giving summary notice in writing to the Appointee and the Appointment shall then immediately terminate but in that event the Appointee shall be entitled to damages for breach of this Agreement.

14.3 If the Appointee is incapacitated by ill health or otherwise from carrying out his duties under this Agreement for a continuous period of 180 days or for an aggregate of 150 working days in any twelve consecutive months, the Company will be entitled to terminate his employment by not less than 6 months' written notice given within 3 months after the end of the 180 or (as the case may be) 150 working days.

14.4 Without prejudice to any other provision of this Agreement, the Company may suspend the Appointee on full pay at any time for up to four weeks where the Board wishes to consider whether an event specified under Clause 14.1 has taken place.

[DELETED] 14.5 On termination of the Appointment (for whatever reason) the Company may without obligation and in its absolute discretion make payment to the Appointee in lieu of notice. Any such payment will have PAYE tax and national insurance contributions deducted at source.

14.6 On termination of the Appointment (for whatever reason) the Appointee shall immediately deliver to the Company all credit cards and other property of the Company or any Associated Company which may then be in the Appointee's possession or under the Appointee's control (together with the documents referred to in Clause 12.2 and the Car and associated articles referred to in Clause 9.7).

14.7 On the termination of the Appointment for whatever reason and whether or not the Company shall have been in breach of this Agreement, whether repudiatory or otherwise, the Appointee will promptly resign (if he has not already done so) from all offices held by him in the Company and its Associated Companies.

15. INCAPACITY

15.1 If the Appointee cannot because of ill-health or accident or other cause perform the Appointee's duties under this Agreement the Appointee shall as soon as possible (and in any event within 24 hours of commencement of the incapacity) notify or ensure that the Company is notified of the fact and nature of the incapacity and so long as the incapacity continues shall keep the Company informed of the reason for the Appointee's continued absence and its expected duration and shall produce medical certificates to the Company as often as the Company reasonably requires.

15.2 The Appointee will, subject to compliance with Clause 15.1 and to Clause 14, be entitled to:

     (a) payment of his salary at the full basic rate (less any social security or other benefits payable to him including benefits payable under any disability or permanent health insurance scheme maintained by the Company for the benefit of the Appointee) during any periods of absence from work as a result of sickness or injury up to a maximum of six months in aggregate in any twelve consecutive months;

     (b) payment of salary at half the full basic rate (less social security or other benefits payable to him as aforesaid) during any such periods of absence in excess of six months in aggregate in any twelve consecutive months;

but he will not be entitled to any payment of salary during any absence in excess of twelve months unless agreed by the Board.

15.3 The Company will pay statutory sick pay, where appropriate, in accordance with the legislation in force at the time of absence, and any payment of salary in accordance with this Clause will go towards discharging its liability to pay statutory sick pay.

15.4 In order to assist the Company to make a judgement regarding the Appointee's capacity for work the Appointee shall if and whenever reasonably requested by the Company at the Company's expense undergo a medical examination by a doctor nominated by the Company.

16. TERMINATION BY RECONSTRUCTION

If the Company wishes to terminate the Appointment or the Appointment is terminated in anticipation or by reason of an internal or external reorganisation reconstruction or amalgamation (whether or not involving the winding up of the Company) and the Appointee is offered employment with any Associated Company or with any company resulting from the reorganisation reconstruction or amalgamation on terms no less favourable than the terms of this Agreement the Appointee will have no claim against the Company in respect of or in connection with the termination of the Appointment.

17. POST TERMINATION

17.1 The Appointee undertakes to the Company that the Appointee shall not during the period of 12 months from the Date of Termination be directly or indirectly interested or concerned (whether as shareholder director employee partner consultant proprietor agent or in any other capacity) in any business firm or company which

     (a)  holds  a  public   electricity   supply  licence  for  the  supply  of
          electricity anywhere within the United Kingdom; or

     (b) carries on anywhere within the United Kingdom any other business competing with any business carried on by the Company at the Date of Termination in which the Appointee has been engaged or interested during the 12 months prior to the Date of Termination ("other relevant business")
but nothing in this Clause 17.1 shall prevent the Appointee holding or being interested in listed securities not representing more than 5% in nominal amount of the issued securities of any class of any company which are listed on any recognised stock exchange anywhere in the world.

17.2 The Appointee undertakes to the Company that the Appointee shall not during the period of 12 months from the Date of Termination whether as principal agent or employee and whether directly or indirectly supply to any person firm or company whom the Appointee dealt with as a customer or potential customer of the Company in the last 12 months of the Appointment either electricity or any goods or services which are the same or substantially the same as the type of goods or services provided by any other relevant business of the Company at the date of termination of the Appointment whether or not the Appointee has approached the customer or vice versa.

17.3 The Appointee undertakes to the Company that the Appointee shall not during the period of 12 months from the Date of Termination whether as principal agent or employee and whether directly or indirectly approach any person firm or company whom the Appointee dealt with as a customer or potential customer of the Company in the last 12 months of the Appointment with an offer to supply them with electricity or any goods or services which are the same or substantially the same as the type of goods or services provided by any other relevant business of the Company at the date of termination of the Appointment.

17.4 The Appointee undertakes to the Company that the Appointee shall not during the period of 12 months from the Date of Termination whether as principal agent or employer and whether directly or indirectly recruit or try to recruit any person as an employee or consultant or in some other capacity if that person was at any time during the last 12 months of the Appointment employed by the Company as a director or senior employee and the Appointee had regular contact with such person through that person's work for the Company.

17.5 The Appointee undertakes to the Company that the Appointee shall also perform and observe the undertakings set out in Clauses 17.1 to 17.4 in relation to any Associated Company whose business or affairs the Appointee has been engaged or interested in at any time during the last 12 months of the Appointment as if a reference to each such Associated Company was substituted for a reference to the Company in each case. This undertaking shall be construed and enforceable as a separate covenant in relation to each Associated Company and the Company shall be deemed to have the benefit of this covenant as trustee for any Associated Company.

17.6 It is agreed that each of the covenants contained on the part of the Appointee in each of Clauses 17.1 to 17.5 inclusive is and shall be construed and enforceable as a separate covenant.

17.7 In this Clause references to acting directly or indirectly include (without prejudice to the generality of that expression) references to acting alone or jointly with or through any other person.

17.8 The Appointee undertakes and covenants with the Company that he shall not at any time after the termination of the Appointment hold himself out or permit himself to be held out as being in any way interested in or connected with the Company or any Associated Company and shall use his best endeavours to prevent himself being so held out, save that if and for so long as he remains a director or an employee of an Associated Company he may hold himself out or be held out as being so connected with that company.

18. PREVIOUS OR OTHER AGREEMENTS

18.1 This Agreement shall operate from the Commencement Date in substitution for any terms of service previously in force (whether written or oral) between the Appointee and the Company but without prejudice to any rights or obligations of either party which may have accrued prior to that date. Any remuneration paid or payable to the Appointee under such terms of service in respect of any period subsequent to the Commencement Date shall be set off against any amounts which would otherwise be payable to the Appointee under this Agreement in respect of the same period.

18.2 The Appointee shall if so requested by the Company enter into a separate agreement or undertaking directly with any Associated Company in terms of any agreement or undertaking by the Appointee in this Agreement relating to Associated Companies.

19. CONTINUING PROVISIONS

The expiry or termination of the Appointment (however arising and notwithstanding that the termination may be held to be illegal or improper) shall not terminate any of the provisions of this Agreement which expressly or impliedly operate or have effect after expiry or termination of the Appointment.

20. NOTICE

20.1 Any notice or other document required to be given under this Agreement or any communication between the parties with respect to any of the provisions of this Agreement shall be in writing in English and be deemed duly given if left at or sent by pre-paid first class post in accordance with the provisions of this Clause.

20.2 Any such notice or other communication shall be deemed to be given to and received by the addressee:

     (a) if delivered personally, at the time the same is left at the address of or handed to a representative of the party to be served;

     (b) if despatched by post, on the next business day occurring two days after date of posting.

20.3 In proving the giving of a notice it should be sufficient to prove that the notice was left or that the envelope containing the notice was properly addressed and posted as the case may be to the address of the party receiving notice as set out at the head of this Agreement or such other address as may from time to time be disclosed to the other party.

21. CONSENTS AND DETERMINATIONS

Wherever this Agreement refers to the consent or determination of the Company, this means the consent or determination of any person appointed by the Company for the specific purpose or failing such appointment the Board and any consent or determination to be given or made by the Board under this Agreement may be made by any committee of the Board duly appointed by the Board and acting within the scope of its delegated authority from the Board and shall be as valid as consent or determination of the Board.

22. WAIVER

No failure or delay on the part of any party to this Agreement relating to the exercise of any right power privilege or remedy provided under this Agreement shall operate as a waiver of such right power privilege or remedy or as a waiver of any preceding or succeeding breach by any other party to this Agreement nor shall any single or partial exercise of any right power privilege or remedy preclude any other or further exercise of such or any other right power privilege or remedy provided in this Agreement all of which are several and cumulative and are not exclusive of each other or of any other rights or remedies otherwise available to a party at law or in equity.

23. SEVERABILITY

If any provision of this Agreement is or becomes unlawful void or unenforceable in any respect under the law of any jurisdiction such provision shall to the extent required be severed from this Agreement and rendered ineffective as far as possible for the purposes of construing performing or enforcing this Agreement pursuant to the laws of such jurisdiction without prejudice to the validity or enforcement of such provision pursuant to the laws of any other jurisdiction and without modifying the remaining provisions of this Agreement or in any way affecting any other circumstances or the validity or enforceability of this Agreement pursuant to the laws of such jurisdiction.

24. LAW

This Agreement shall be governed by and construed and interpreted in accordance with the laws of England whose courts shall be courts of competent jurisdiction.

IN WITNESS whereof this deed has been duly executed and is intended to be delivered on the day and year first before written.


SIGNED AND DELIVERED AS A    )
DEED by ROBERT JOHN DAVIES   )   /S/ ROBERT JOHN DAVIES
in the presence of:          )


Witness' Signature  /S/ JOHN CAMPBELL

Name                JOHN CAMPBELL

Address             398 COPPICE ROAD

                    NOTTINGHAM

Occupation          Solicitor

                                                            [LOGO] East Midlands
                                                                   Electricity


                                   APPENDIX 1


Mr R J Davies
Netherwood
Shut Lane Head I
Butterton
Newcastle under Lyme
Staffordshire
ST5 4D5


                                                                 25 January 1994


Dear Mr. Davies,

Retirement and Death Benefits

I am now writing, further to my letter of 21 January, to sumniarise our proposals regarding retirement and death benefits to be provided to you and/or your dependants in respect or your period of employment with the Company.

Your benefits will be provided from two sources:

(i) From the East Midlands Electricity Pension Plan - benefits as set out in the attached letter dated 25 January 1994 based on the maximum benefits permitted by the Inland Revenue from an approved pension scheme.

(ii) Directly by the Company on an unfunded unapproved basis in accordance with a Deed to be completed in due course.

Contributions

Your contributions to the East Midlands Electricity Pension Plan will amount to 5% of the earnings "cap" imposed by the Finance Act 1989, which is (pound)76,800 for tax year 1994/95. This figure normally increases each year in line with the annual rise in the retail prices Index.

You are not required to pay any contributions towards your unfunded unapproved benefits.

Your Pension Benefits from Previous Employments

Any benefits arising from previous employments are in addition to the provisions set out in this letter.

Your East Midlands Electricity Benefits

The following benefits are the total benefits to be provided by East Midlands Electricity plc. The amount of each benefit to be provided directly by the Company from the unfunded unapproved arrangement is the part thereof not provided from the East Midlands Electricity Pension Plan.

(1)  Retirement at your Normal Retirement Age (63)

     Your pension entitlement will amount to 50% of your Final Pensionable Earnings* at retirement.

     * Final Pensionable Earnings is as defined in the Rules of the East Midlands Electricity Plan without the limitation of the earnings "cap". In most circumstances it will be your basic salary received over the 12 months before you retire.

(2)  Early Retirement

     If the Company agrees, you may retire early at any time after your 50th birthday, with an immediate pension entitlement amounting to (*):

          N  x 50% of your Final Pensionable Earnings at
          --               retirement
          NS

     where

     N is the number of years of your employment with the Company, and

     NS is the number of years of your total potential employment with the Company to your 63rd birthday

     (*) If you retire before your 55th birthday, your pension will be reduced by 4% for each year by which your retirement precedes that date, unless you are retiring at the request of the Company.

(3)  Death in Service

     In the event of your death in service before your Normal Retirement Age, the following benefits would be paid:

     (a) a widow's pension equal to 60% of your own prospective pension entitlement at your Normal Retirement Age.

     (b) Pensions to your dependent children aged under 18 or, subject to Company discretion, under 25 if in full--time education amounting to:

          20% of the widow's pension for each child up to a maximum of three children

          - the amount is doubled if no widow's pension is payable.

     (c) a lump sum death benefit of 3 times basic annual salary at date of death; increased to 4 times basic annual salary if no dependants' pensions are payable.

(4)  Death after Retirement

     The following benefits would be payable on your death after retirement:

     (a) A widow's pension of 60% of your full pension entitlement, including any part exchanged for cash at retirement.

     (b)  Children's pensions as on death in service

     (c) If you die during the first five years of your retirement, a lump sum is payable equal to the outstanding pension payments during the initial five year period based on your rate of pension at your date of death.

(5)  Leaving Service

     Should you leave service without becoming entitled to an immediate pension, you would be granted a deferred pension payable from your Normal Retirement Age equal to:

          N  x 50% of your Final pensionable Earnings at
          --               date of leaving
          NS

     where N and NS are as in (2) above.

     This would be subject to revaluation between your date of leaving and your Normal Retirement Age in line with the cumulative increase in the RPI, subject to a maximum of 5% per annum compound.

This proposal is made following a detailed examination of your pension position by our advisers and I very much hope that it meets with your acceptance.

I look forward to hearing from you.

Yours sincerely


/s/ JOHN F HARRIS

John F Harris


JFH/JN